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                                                                     EXHIBIT 4.2

                       [Union Electric Company Letterhead]

                                  COMPANY ORDER

                                                                 August 22, 2002


The Bank of New York
101 Barclay Street
Floor 21W
New York, New York 10286

Ladies and Gentlemen:

     Application is hereby made to The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), under the Indenture dated as of August 15, 2002 (the "Indenture"), between Union Electric Company, a Missouri corporation (the "Company"), and the Trustee for the authentication and delivery of $173,000,000 aggregate principal amount of the Company's 5.25% Senior Secured Notes due 2012 (the "Notes"), pursuant to the provisions of Article II of the Indenture. On or after the Release Date, the Company, in its discretion, may change the descriptive title of the Notes to delete the word "Secured" from such descriptive title. All capitalized terms not defined herein which are defined in the Indenture shall have the same meaning as used in the Indenture.

     In connection with this Company Order, there are delivered to you herewith the following:

     1. Certified copies of the resolutions adopted by the Board of Directors of the Company authorizing this Company Order and the issuance and sale of the Notes by the Company pursuant to Section 2.05(c)(1) of the Indenture;

     2. Opinions of Counsel addressed to you or in which it is stated that you may rely pursuant to Section 2.05(c)(2) of the Indenture;

     3.   Expert's certificate pursuant to Section 2.05(c)(3) of the Indenture;

     4.   Officers' Certificate pursuant to Section 2.05(c)(4) of the Indenture;

     5. A Global Note representing the Notes and, pursuant to Section 2.05(c) of the Indenture, specifying the terms of the Notes (which terms are incorporated by reference herein) executed on behalf of the Company in accordance with the terms of Section 2.05(a) of the Indenture; and

     6. Pursuant to Section 2.05(c)(3) of the Indenture, the Company's First Mortgage Bonds designated "First Mortgage Bonds, Senior Notes Series AA" (the "First Mortgage Bonds") in the principal amount of $173,000,000 relating to the Notes, fully registered in the name of the Trustee in trust for the benefit of the Holders from time to time of such Notes.

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     You are hereby instructed to authenticate the Global Note representing the
Notes and deliver it to The Depository Trust Company ("DTC") or its custodian. The Global Note representing the Notes is to be held for delivery to Banc of America Securities LLC and Credit Suisse First Boston Corporation, on behalf of the several underwriters, against payment therefor at the closing in respect of the sale thereof, such closing to be held at 10:00 a.m., New York time, August 22, 2002, at the offices of Pillsbury Winthrop LLP, One Battery Park Plaza, New York, NY 10004.

     Please acknowledge receipt of the Global Note representing the Notes, the instructions referred to above and the supporting documentation pursuant to the Indenture referred to above.


                                             Very truly yours,


                                             Union Electric Company
                                             (d/b/a AmerenUE)


                                             By:   /s/ Warner L. Baxter
                                                --------------------------------
                                                Name:  Warner L. Baxter
                                                Title: Senior Vice President

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                  CERTIFIED COPY OF RESOLUTIONS ADOPTED AT THE
                      MEETING OF THE BOARD OF DIRECTORS OF
                             UNION ELECTRIC COMPANY
                         HELD ON TUESDAY, APRIL 23, 2002

         RESOLVED, that, in substitution of that portion of the long-term debt authorized at the December 9, 1999 meeting of the Board of Directors which remains unissued and unsold ($563.5 million of the $750 million authorized), this Board hereby declares it advisable that the Company issue and sell in one or more series and in any combination up to $750 million of new securities; that such new securities may be in the form of senior secured debt securities, first mortgage bonds, senior unsecured debt securities, subordinated debt securities, trust preferred securities and related guarantees, and evidences of indebtedness to support the issuance and sale of bonds or notes by the State Environmental Improvement and Energy Resources Authority - Missouri (the "Authority"), or by a combination thereof (the "New Securities"), in amounts to be determined, and with such terms and provisions as shall be later determined by the officers of the Company subject to approval or ratification by the Board; and that such New Securities may be issued, sold, or offered for sale in such manner, by private placement or by public offering, through negotiation or by competitive bidding or otherwise, at such time or times, all as may be determined by the officers of the Company in their discretion or as may be required by contractual arrangement or by law; and further

         RESOLVED, that the officers of the Company be and hereby are authorized and directed to use the proceeds of the New Securities in any one or a combination of the following manners: (i) in connection with the payment at maturity or the redemption, refunding, refinancing or purchase of the Company's outstanding long-term debt, including without limitation, the Company's first mortgage bonds; and (ii) for general corporate purposes, including without limitation, the repayment of short-term debt incurred to finance construction expenditures and other working capital needs; and further

         RESOLVED, that, if it is determined by the officers of the Company to be in the best interests of the Company, such officers be and hereby are authorized and directed, in their discretion, to replace portions of the Company's debt deemed appropriate, all in accordance with the terms of any applicable covenants, and to do or cause to be done all such acts and things as they, with the advice of counsel, may deem necessary or advisable in order to carry into effect the purposes and intent of this resolution, including the deposit of the funds necessary for such replacement(s) and providing for requisite notifications; and further

         RESOLVED, that the officers of this Company be and hereby are authorized and directed to make, with the assistance of counsel and at such time or times as they may deem advisable, applications, registration statements, or other required filings to the Public Service Commission of Missouri and the Illinois Commerce Commission, for approval of the issue and sale by this Company of up to $750 million principal amount of New Securities heretofore authorized at this meeting, and for such other approvals as may be required in connection therewith; and that such officers be and


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                                       -2-

hereby are authorized to execute, acknowledge and deliver all such instruments and to do all such other acts and things as they may deem necessary or desirable in connection therewith; and further

         RESOLVED, that the officers of this Company be and hereby are authorized and directed to proceed, with the assistance of counsel and at such time or times as they may deem advisable, with the preparation of any registration statement and prospectus required under the Securities Act of 1933 for the issue and sale of up to $750 million principal amount of New Securities of the Company; that the proper officers and directors of this Company be and hereby are authorized to execute any such registration statement and such amendments thereto as they may deem necessary or desirable; that the name of any officer or director of the Company, authorized or required to sign any such registration statement or any amendment thereto, may be signed by C. W. Mueller and/or Gary L. Rainwater and/or Warner L. Baxter and/or Steven R. Sullivan, and/or the duly appointed substitute thereof, pursuant to duly executed powers of attorney providing said named persons with, among other things, full power of substitution and revocation; that the officers of this Company be and hereby are authorized to file any such registration statement and prospectus and amendments thereto with the Securities and Exchange Commission when executed by or on behalf of the proper executive officers and the directors of the Company; and that Warner L. Baxter and Steven R. Sullivan be and hereby are designated as the persons authorized to receive notices and communications from the Securities and Exchange Commission with respect to any such registration statement; and further

         RESOLVED, that the officers of this Company be and hereby are authorized to file, in their discretion and with the assistance of counsel, any application to the New York Stock Exchange, Inc., that may be required for listing the New Securities and any agreements required by the Exchange in connection with any such listing; and that C. W. Mueller, Gary L. Rainwater, Warner L. Baxter and Steven R. Sullivan, or any of them, be and hereby is designated by the Company to appear before said Exchange, with authority to make, with the assistance of counsel, such changes in any such application, or in any agreements relative thereto, as may be necessary to conform with the requirements for listing; and further

         RESOLVED, that the officers of this Company be and hereby are authorized to file, in their discretion and with the assistance of counsel, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, any application that may be required for registration on the New York Stock Exchange, Inc. of the New Securities; and that Warner L. Baxter and Steven
R. Sullivan be and hereby are designated as the persons authorized to receive notices and communications from the Securities and Exchange Commission in connection with any such application; and further

         RESOLVED, that it is desirable and in the best interest of this Company that its securities be qualified or registered for sale in various states; that the Chairman or the President or any Senior Vice President or any Vice President and the Secretary or an Assistant Secretary hereby are authorized to determine the states in which


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                                      -3-

appropriate action shall be taken to qualify or register for sale all or such part of the securities of this Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of this Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service or process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Company and the approval and ratification by this Company of the papers and documents so executed and the action so taken; and further

         RESOLVED, that the officers of the Company be and hereby are authorized to negotiate with such parties as they deem appropriate and to prepare any necessary documents or instruments required in connection with the issue and sale of the New Securities; and further

         RESOLVED, that the officers of this Company be and hereby are authorized and directed to do or cause to be done all such other acts and things as they may deem necessary or desirable in order to carry into effect the purposes and intent of the foregoing resolutions.

                                    I hereby certify that the foregoing is a
                           true and correct copy of resolutions adopted at the meeting of the Board of Directors of Union Electric Company, held on Tuesday, April 23, 2002 at the General Office Building of the Company, St. Louis, Missouri, and that such resolutions are still in full force and effect.


                                               /s/ Ronald K. Evans

                                               Assistant Secretary


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                  CERTIFIED COPY OF RESOLUTIONS ADOPTED AT THE
                      MEETING OF THE BOARD OF DIRECTORS OF
                             UNION ELECTRIC COMPANY
                        HELD ON THURSDAY, AUGUST 15, 2002

         WHEREAS, by resolutions previously adopted on April 23, 2002 (the "Prior Resolutions"), the Board of Directors gave approval to the issuance and sale by the Company in one or more series and in any combination, up to an aggregate of $750 million of new securities in the form of senior secured debt securities, first mortgage bonds, senior unsecured debt securities, subordinated debt securities, trust preferred securities and related guarantees, and evidences of indebtedness to support the issuance and sale of bonds or notes by the State Environmental Improvement and Energy Resources Authority-Missouri (collectively, the "New Securities") in amounts to be determined, and with terms and provisions as shall be later determined by the officers of the Company subject to approval or ratification by the Board; and

         WHEREAS, pursuant to the Prior Resolutions, the Company proposes to issue and sell New Securities in the form of $173,000,000 principal amount of senior notes to be secured by an underlying issue of the Company's First Mortgage Bonds with substantially similar terms (the "Senior Secured Notes"); and

         WHEREAS, in accordance with the terms of the Prior Resolutions certain further approvals of the Board are required prior to the issuance and sale of such Senior Secured Notes; and

         NOW, THEREFORE, BE IT RESOLVED, by the Board of Directors of the Company, in accordance with the Prior Resolutions, as follows:

         1. The Company is authorized to issue and sell $173,000,000 of Senior Secured Notes for the purposes of (i) redeeming prior to maturity its $125 million principal amount of 8.75% First Mortgage Bonds due December 1, 2021, (ii) redeeming its $41,437,500 Series $1.735 Preferred Stock at par, and (iii) paying associated redemption premium and a portion of the costs of the issuance of the Senior Secured Notes.

         2. The Company shall issue and sell $173,000,000 of Senior Secured Notes designated "5.25% Senior Secured Notes due 2012". The Senior Secured Notes will be issued under and pursuant to an Indenture dated as of August 15, 2002 (as amended and supplemented, including by a Company Order establishing the terms of the Senior Secured Notes, the "Note Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). The Senior Secured Notes shall have a price to the public of 99.883% of their principal amount and shall bear an interest rate of 5.25% per annum payable semi-annually on March 1 and September 1 of each year, beginning March 1, 2003. Interest on the Senior Secured Notes will accrue from the date of original issuance. The Company may redeem all or part of the Senior Secured Notes at anytime at the greater of (a) their principal amount and (b) the


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                                      -5-

                  discounted present value of the remaining scheduled payments of principal and interest plus accrued and unpaid interest as more specifically set forth therein. The Senior Secured Notes shall have a 10 year maturity. The Senior Secured Notes shall have such other terms as are set forth in the Note Indenture. The Senior Secured Notes shall be executed by the Company, and authenticated and delivered by the Trustee, pursuant to the terms and conditions set forth in the Note Indenture. The issuance and sale by the Company of the Senior Secured Notes, pursuant to the terms hereof and the Note Indenture, and the Underwriting Agreement and the Pricing Agreement referred to below is hereby authorized and approved. The form of the Senior Secured Notes and Trustee's Certificate to be endorsed on the Senior Secured Notes under the Note Indenture shall be in the form thereof as set forth in the Note Indenture, which form is approved.

         3. As security for the Senior Secured Notes, the Company shall issue to the Trustee a series of its First Mortgage Bonds to be designated "First Mortgage Bonds, Senior Notes Series AA" (the "Senior Notes Series AA Bonds") in the same aggregate principal amount and having the same stated interest rate, maturity and redemption provisions as the Senior Secured Notes to which they relate pursuant to the provisions of the Mortgage Indenture and the New Supplemental Indenture referred to below. The Senior Notes Series AA Bonds will be issued under and pursuant to the Company's Indenture of Mortgage and Deed of Trust, dated June 15, 1937, executed by the Company to The Bank of New York, as successor Trustee (the "Mortgage Trustee"), as heretofore amended and supplemented by various supplemental indentures (the "Mortgage Indenture"), and as to be further amended and supplemented by a supplemental indenture dated August 15, 2002 (the "New Supplemental Indenture"). Upon the retirement of all first mortgage bonds of the Company outstanding under the Mortgage Indenture (other than the Senior Notes Series AA Bonds or other first mortgage bonds of the Company issued as security for senior notes issued under the Note Indenture), the Senior Secured Notes will cease to be secured by the Senior Notes Series AA Bonds, will become unsecured and unsubordinated obligations of the Company and will rank on a parity with other unsecured and unsubordinated indebtedness of the Company unless otherwise secured pursuant to the terms of the Senior Secured Notes and the Note Indenture.

         4. The Chairman and Chief Executive Officer or the President or any Vice President or the Treasurer of the Company is hereby authorized and directed to execute, deliver and perform, or cause to be executed, delivered or performed, on behalf of the Company, an Underwriting Agreement, to be dated the date of execution thereof, between the Company and Banc of America Securities LLC and Credit Suisse First Boston Corporation, as representatives of the several underwriters named therein, and a Pricing Agreement, to be dated the date of execution


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                                      -6-

                  thereof, between the Company and Banc of America Securities LLC and Credit Suisse First Boston Corporation, as representatives of the several underwriters named therein (the "Underwriters"), providing for the sale by the Company, and the several purchases by the Underwriters from the Company, of the Senior Secured Notes. The Senior Secured Notes shall be sold to the Underwriters at 99.233% of the principal amount of the Senior Secured Notes, which will reflect an underwriting commission to the Underwriters of $1,124,500 (or 0.65% of the principal amount of the Senior Secured Notes) and proceeds to the Company of $171,673,090 (before expenses). The Underwriting Agreement and the Pricing Agreement each is to be in the form submitted to this meeting, with such changes or insertions therein or modifications thereof as the officer of the Company executing the same may approve, such approval to be conclusively evidenced by his or her execution thereof.

         5. The Company shall issue and sell the Senior Secured Notes as secured by the Senior Notes Series AA Bonds as stated above and in accordance with the terms of the Underwriting Agreement and the Pricing Agreement.

         6. The form of the Prospectus Supplement (including the accompanying prospectus dated August 15, 2002), a copy of which was presented to this meeting, reflecting the final terms of the Senior Secured Notes as stated herein is hereby approved and authorized to be filed with the Securities and Exchange Commission.

         7. The Company shall execute and deliver the Note Indenture and any other related orders, certificates or other documents required pursuant to the terms thereof for the purpose of setting forth the form and substance and the terms, provisions and characteristics of the Senior Secured Notes. The Note Indenture shall be in the form of, and shall contain the terms and provisions set forth in, the draft of said document presented at this meeting, which form is hereby approved, but with changes and insertions, if any, in said document as the officers of the Company executing said document may approve, such approval of said officers to be conclusively evidenced by their execution of said document on behalf of the Company; and the Chairman and Chief Executive Officer or the President or any Vice President and the Secretary (or any Assistant Secretary) of the Company are authorized and directed to execute and deliver, or cause to be executed and delivered, and attest, respectively, any orders, certificates or other documents required pursuant to the terms of the Note Indenture on behalf of the Company, and The Bank of New York, as Trustee under the Note Indenture, is authorized and requested, to the extent required, to join with the Company in the execution of said documents.


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                                      -7-

         8. The Company shall execute and deliver the New Supplemental Indenture to the Mortgage Indenture and any other related applications, certificates or other documents pursuant to the terms thereof for the purpose of (a) setting forth the form and substance and terms, provisions and characteristics of the Senior Notes Series AA Bonds and (b) amending or modifying certain of the terms and provisions of the Mortgage Indenture to the extent set forth in the New Supplemental Indenture. The New Supplemental Indenture shall be in the form of and shall contain the terms and provisions set forth in, the draft of said document presented at this meeting, which form is hereby approved, but with changes and insertions, if any, in said document as the officers of the Company executing said document may approve, such approval of said officers to be conclusively evidenced by their execution of said document on behalf of the Company; and the Chairman and Chief Executive Officer or the President or any Vice President and the Secretary (or any Assistant Secretary) of the Company are authorized and directed to execute and deliver, or cause to be executed and delivered, and attest, respectively, the New Supplemental Indenture and any other related applications, certificates or other documents pursuant to the terms thereof on behalf of the Company and The Bank of New York, as successor Mortgage Trustee, under the Mortgage Indenture, are authorized and requested to join with the Company in the execution of said document.

         9. As described in paragraph 3 above, one series of bonds (to wit: the Senior Notes Series AA Bonds) to be issued by the Company pursuant to the terms of, and to be secured by, the Mortgage Indenture and the New Supplemental Indenture and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, registered in the name of the Trustee as security for the Senior Secured Notes are hereby created, authorized and approved. The Mortgage Trustee's Certificate to be endorsed on the Senior Notes Series AA Bonds under the Mortgage Indenture shall be in the form thereof set forth in the New Supplemental Indenture, which form is approved.

         10. The Senior Notes Series AA Bonds shall be authenticated pursuant to the provisions of Sections 3 and 6 of Article III of the Mortgage Indenture.

         11. The Senior Notes Series AA Bonds shall be executed and issued on behalf of the Company, and authenticated by the Trustee or its agents under the Mortgage Indenture, in the form of registered bonds without coupons in the denomination of $1,000 each or any multiple thereof, registered in the name of the Trustee as security for the Senior Secured Notes and sealed with the corporate seal of the Company, in the manner provided in or permitted by Article II of the Mortgage Indenture and as provided in Article I of the New Supplemental Indenture, and the provisions of said Article I of the New Supplemental Indenture


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                                      -8-

                  with respect to the execution of said bonds by the manual or facsimile signature of C. W. Mueller as Chairman and Chief Executive Officer, or G. L. Rainwater as President, or W. L. Baxter as Senior Vice President, or J. E. Birdsong as Vice President and Treasurer and S. R. Sullivan as Secretary, or G.
                  L. Waters or R. K. Evans as Assistant Secretary, and the placing of the corporate seal of the Company on said bonds are adopted and are incorporated in and made a part of this resolution with the same force and effect as if set forth at length herein.

         12. The specimen copy of a registered bond without coupons of Senior Notes Series AA Bonds presented at this meeting, which is in the form of such bond set forth in the New Supplemental Indenture, is approved and shall be filed with the minutes of this meeting; and to the extent executed with facsimile signatures said facsimile signatures of G. L. Rainwater, as President, and S. R. Sullivan, as Secretary, of the Company, which are imprinted or reproduced on the Senior Notes Series AA Bonds as shown by said specimen copy, are approved and adopted by the Company.

         13.      C. W. Mueller as Chairman and Chief Executive Officer, or G.
                  L. Rainwater as President, or W. L. Baxter as Senior Vice President, or J. E. Birdsong as Vice President and Treasurer and S. R. Sullivan as Secretary or G. L. Waters and R. K. Evans as Assistant Secretary of the Company are authorized and directed to execute the Senior Notes Series AA Bonds on behalf of the Company and such officers of the Company, or any of them, are authorized and empowered to deliver the Senior Notes Series AA Bonds for authentication to The Bank of New York, as Mortgage Trustee or its agent under the Mortgage Indenture.

         14. The Bank of New York, as Trustee under the Mortgage Indenture, is authorized and requested (a) to authenticate the Senior Notes Series AA Bonds pursuant to the provisions of Sections 3 and 6 of Article III of the Mortgage Indenture as provided above, in registered form without coupons in the name of the Trustee as security for the Senior Secured Notes, and (b) to deliver the Senior Notes Series AA Bonds to the Trustee under the Note Indenture, against receipt therefor, when duly authenticated by it as such Mortgage Trustee, to or upon the written order of the President or any Vice President of the Company.

         15. S. R. Sullivan, Vice President, General Counsel and Secretary of the Company, and J. C. Thompson are each selected and appointed by the Company as counsel and expert, respectively, to give or furnish such opinions and expert's certificates, in each case as may be required by the terms of the Mortgage Indenture and the Note Indenture, in connection with the authentication by the Mortgage Trustee under the Mortgage Indenture and the issuance by the Company of the Senior Notes Series AA Bonds and the authentication by the Trustee under the Note Indenture and the issuance and sale by the Company of the Senior


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                                      -9-

                  Secured Notes; and said counsel is further requested to give or furnish such legal opinions with respect to the Senior Secured Notes and the Senior Notes Series AA Bonds as may be required by the terms of the Note Indenture, the Mortgage Indenture and the Underwriting Agreement referred to above or as may be appropriate in the circumstances.

         16. The officers of the Company are authorized and directed to take or cause to be taken all such actions as are necessary to effect an early redemption of the outstanding principal amount of the First Mortgage Bonds, 8.75% Series due 2021 and the outstanding shares of Series $1.735 Preferred Stock; all in accordance with the terms of the applicable indentures, the Company's Restated Articles of Incorporation and the applicable Certificate of Designation, Description and Terms of Preferred Stock filed with the Secretary of State of the State of Missouri, and to do or cause to be done all such acts and things as they, with the advice of counsel, may deem necessary or advisable in order to carry into effect the purposes and intent of this resolution, including the deposit with the trustee for such bonds of the funds necessary for such redemption and providing for requisite notifications.

         17. The officers of the Company are authorized and directed to do or cause to be done all such other acts and things as they may deem necessary or advisable in order to carry into effect the purposes and intent of the resolutions adopted in connection with the issuance and sale of the Senior Secured Notes of the Company as to be secured by the Senior Notes Series AA Bonds authorized at this meeting including executing a Letter of Representations relating to the Senior Secured Notes with the Trustee and The Depository Trust Company.

                                   I hereby certify that the foregoing is a true
                          and correct copy of resolutions adopted at the meeting of the Board of Directors of Union Electric Company, held on Thursday, August 15, 2002 at the General Office Building of the Company, St. Louis, Missouri, and that such resolutions are still in full force and effect.


                                               /s/ Ronald K. Evans

                                               Assistant Secretary


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                       [Union Electric Company Letterhead]



                                 August 22, 2002


The Bank of New York
101 Barclay Street
Floor 21W
New York, NY 10286

                             UNION ELECTRIC COMPANY
                    $173,000,000 5.25% Senior Notes due 2012

Ladies and Gentlemen:

     I am Vice President, General Counsel and Secretary of Union Electric Company, a Missouri corporation (the "Company"), and have acted as counsel to the Company in connection with the Indenture dated as of August 15, 2002 (the "Indenture") between you and the Company, pursuant to which the Company has engaged you to act as trustee with respect to $173,000,000 aggregate principal amount of its 5.25% Senior Notes due 2012 (the "Notes") on the terms and subject to the conditions set forth in the Indenture. I address this opinion to you pursuant to Sections 2.05(c)(2) and 15.05(a) of the Indenture. Capitalized terms not defined herein have the meanings specified in the Indenture.

     In rendering the opinions expressed below, I have read the covenants and conditions and the definitions relating thereto as set forth in the Indenture with respect to the execution and delivery by the Company of the Notes. I have examined originals, copies of originals certified to my satisfaction, of such agreements, documents, certificates and any other statements of governmental officials and corporate officers and such other papers and evidence as I have deemed relevant and necessary as a basis for such opinions. I have assumed the authenticity of all documents submitted to me and the conformity with the original documents of any copies thereof submitted to me for my examination. I have also relied upon the representations and warranties as to factual matters contained in and made pursuant to the Indenture. The scope and nature of such examination and investigation is sufficient to enable me to express an informed opinion as set forth below.

   Pursuant to the requirements of Section 2.05(c)(2) and 15.05(a) of the Indenture, I am of the opinion that:

          1. The form of the Notes has been duly authorized and established by or pursuant to a Board Resolution or a Company Order pursuant to a Board Resolution in conformity with the provisions of the Indenture.

          2. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general application relating to or affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such application is made in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing and except as enforcement of provisions of the Indenture may be limited by state laws affecting the remedies for the enforcement of the security provided for in the Indenture.

          3. The Company's First Mortgage Bonds designated "First Mortgage Bonds, Senior Notes Series AA" (the "Senior Note First Mortgage Bonds") being delivered to the Trustee in connection with the issuance of the Notes have been duly authorized, executed and delivered, and such Senior Note First Mortgage Bonds are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general application relating to or affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such application is made in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing and except as enforcement of provisions of the First Mortgage may be limited by state laws affecting remedies for the enforcement of the security provided for in the First Mortgage; and such Senior Note First Mortgage Bonds are entitled to the benefit of the First Mortgage, equally and ratably, with all First Mortgage Bonds outstanding thereunder, except as to sinking fund provisions.

          4. The Indenture and the First Mortgage are qualified to the extent necessary under the TIA.

          5. The Notes have been duly authorized and executed by the Company and, when authenticated by you and issued by the Company in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws of general application relating to or affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such application is made in a proceeding at law or in equity) and by an implied covenant of good faith and fair dealing and except as enforcement of provisions of the Indenture may be limited by state laws affecting remedies for the enforcement of the security provided for in the Indenture.

          6. The issuance of the Notes and the delivery by the Company of the Senior Note First Mortgage Bonds in connection therewith will not result in any default under the Indenture or the First Mortgage.

          7. All consents or approvals of the Missouri Public Service Commission (or any successor agency), the Illinois Commerce Commission (or any successor agency) and of any other federal or state regulatory agency required in connection with the Company's execution and delivery of the Indenture, the Notes and the Senior Note First Mortgage Bonds have been obtained and are in full force and effect (except that no opinion is expressed as to state securities laws).

          8. The First Mortgage and all financing statements have been duly filed and recorded in all places where such filing or recording is necessary for the perfection or preservation of the lien of the First Mortgage, and the First Mortgage constitutes a valid and perfected first lien upon the property purported to be covered thereby, subject only to "permitted liens" and certain "judgment liens" (each as defined in the First Mortgage) and to liens upon the property, if any, specifically identified in the supplemental indenture related to a Related Series of Senior Note First Mortgage Bonds prior to its recordation.

          9. All conditions that must be met by the Company to issue the Notes under the Indenture have been met.

     As required by Section 15.05 of the Indenture, I further advise you as follows:

          (a) I have read the Indenture including without limitation the conditions precedent provided for therein relating to the authentication and delivery of the Notes and the definitions in the Indenture relating thereto;

          (b) I have conferred with officers of the Company and have made such examination as to fact and law as I deemed relevant for purposes of this opinion; however, insofar as this opinion relates to factual matters, it is based upon certificates of officers of the Company which are being delivered to you herewith and representations by such officers, and I take no responsibility for the accuracy or completeness of the statements made in such certificates or representations;

          (c) In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion as to whether or not such conditions precedent have been complied with; and

          (d) I am of the opinion that the conditions precedent provided for in the Indenture relating to the authentication and delivery of the Notes as requested in the Company Order have been complied with.

     I am a member of the Bar of the State of Missouri and, for purposes of this opinion, do not hold myself out as an expert on the laws of any jurisdiction other than the State of Missouri, and to the extent set forth in the next sentence, the State of Illinois and the United States of

America. I regularly practice before the Illinois Commerce Commission and, therefore, am qualified to render the opinion set forth in paragraph (7) above as an expert on the laws of the State of Illinois for such purpose. I have, with your consent, relied upon an opinion of even date herewith addressed to you of Pillsbury Winthrop LLP, as to all matters in this opinion involving the application of the laws of the State of New York.

     My opinion is addressed to you and is rendered solely for your benefit. Accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated without my prior written consent.


                                                    Very truly yours,

                                                    /s/ Steven R. Sullivan

                              EXPERT'S CERTIFICATE

         I, James C. Thompson, a former Secretary of Union Electric Company, a Missouri corporation (the "Company"), in connection with the Indenture dated as of August 15, 2002 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"), and the issuance and sale by the company of $173,000,000 aggregate principal amount of 5.25% Senior Secured Notes due 2012 (the "Senior Notes") pursuant to the Indenture, DO HEREBY CERTIFY to the Trustee pursuant to Sections 2.05(c)(3), 4.06(a) and 15.05 of the Indenture that (capitalized terms used herein without definition herein having the meaning set forth in the Indenture):

         1. I am familiar with the provisions of the Indenture and the Company's Senior Note Mortgage Bonds designated "First Mortgage Bonds, Senior Notes Series AA" (the "Series AA Senior Note Mortgage Bonds") delivered by the Company to the Trustee pursuant to Section 4.09 of the Indenture.

         2. The principal amount of the Series AA Senior Note Mortgage Bonds is $173,000,000, the stated interest rate of the Series AA Senior Note Mortgage Bonds is 5.25% and the stated maturity date of the Series AA Senior Note Mortgage Bonds is September 1, 2012.

         3. The Series AA Senior Note Mortgage Bonds correspond to the Senior Notes that are being issued contemporaneously herewith.

         4. The fair value to the Company of the Series AA Senior Note Mortgage Bonds is $173,000,000.

         I have read the terms of the Indenture and the First Mortgage and have examined the provisions of other documents that I have deemed necessary in order to make the statements herein. I am informed of matters relevant to the statements and opinions contained in this certificate through personal knowledge or examination of records of the Company or reports or information furnished by officers or employees of the Company or its affiliates having knowledge of the relevant facts. The statements and opinions contained in this certificate are based on such knowledge, examination and investigation.

         In my opinion, I have made such examination or investigation as is necessary to enable me to express an informed opinion regarding the fair value of the Company of the Series AA Senior Note Mortgage Bonds, and this Certificate complies with Sections 4.06 and 15.05 of the Indenture.



                                               /s/ James C. Thompson
                                               ------------------------------
                                               James C. Thompson


Dated:  August 22, 2002

                            OFFICERS' CERTIFICATE OF
                             UNION ELECTRIC COMPANY

     Pursuant to Section 2.05(c)(4) of the Indenture dated as of August 15, 2002, between Union Electric Company (the "Company") and The Bank of New York (the "Trustee") (the "Indenture," the terms defined therein being used herein as therein defined), the undersigned, being the Vice President and Treasurer and the President and Chief Operating Officer, respectively, of the Company, do hereby certify that:

     1. The Company is not, and upon authentication and delivery of $173,000,000 aggregate principal amount of the Company's 5.25% Senior Notes due 2012 (the "Notes") by the Trustee, will not be in default under any of the terms or covenants contained in the Indenture;

     2. All conditions that must be met by the Company to issue the Notes under the Indenture have been met; and

     3. The Company's First Mortgage Bonds designated "First Mortgage Bonds, Senior Notes Series AA" being delivered to the Trustee on the date hereof meet the requirements of Section 4.10 of the Indenture.

     In accordance with Section 15.05 of the Indenture, the undersigned further hereby certify that:

     1. In the opinion of the undersigned, all conditions precedent, if any, provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the authentication and delivery of the Notes have been complied with;

     2. Each of the undersigned has read the covenants and conditions and the related definitions in the Indenture;

     3. The statement contained in clause (1) above is based upon a reading and an examination of the relevant provisions of the Indenture and certain other information of the Company; and

     4. In the opinion of each of the undersigned, the examination described in clause (3) above is sufficient to enable them to express an informed opinion as to the subject matter of clause (1) above.

Executed this 22nd day of August, 2002.

                                           /s/ Gary L. Rainwater
                                    --------------------------------------------
                                    Name:  Gary L. Rainwater
                                    Title: President and Chief Operating Officer



                                           /s/ Warner L. Baxter
                                    --------------------------------------------
                                    Name:  Warner L. Baxter
                                    Title: Senior Vice President

REGISTERED                                                            REGISTERED

                               ILL. C. C. No. 6226

     THIS NOTE IS A GLOBAL NOTE REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             UNION ELECTRIC COMPANY
                       5.25% SENIOR SECURED NOTE DUE 2012

CUSIP:                                          NUMBER: 1

ORIGINAL ISSUE DATE: August 22, 2002            PRINCIPAL AMOUNT: $173,000,000

INTEREST RATE: 5.25%                            MATURITY DATE: September 1, 2012

     UNION ELECTRIC COMPANY, a corporation of the State of Missouri (the "COMPANY"), for value received hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED SEVENTY THREE MILLION DOLLARS ($173,000,000) on the Maturity Date set forth above, and to pay interest thereon from August 22, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the March 1 and September 1 in each year, commencing March 1, 2003, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Note is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date (except for interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration) will, as provided in the Indenture (as defined below), be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the February 15 or August 15, as the case may be, next preceding such Interest Payment Date; provided that the first Interest Payment Date for any part of this Note, the Original Issue

Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Noteholders not more than fifteen days or fewer than ten days prior to such Special Record Date. Payment of the principal of and interest and premium on this Note shall be payable pursuant to Section 2.12(a) of the Indenture.

     This Note is a Global Note in respect of a duly authorized issue of 5.25% Senior Secured Notes due 2012 (the "NOTES OF THIS SERIES", which term includes any Global Notes representing such Notes) of the Company issued and to be issued under an Indenture dated as of August 15, 2002, between the Company and The Bank of New York, as trustee (the "TRUSTEE", which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the "INDENTURE"). Under the Indenture, one or more series of notes may be issued and, as used herein, the term "Notes" refers to the Notes of this Series and any other outstanding series of Notes. Reference is hereby made to the Indenture for a more complete statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Noteholders and of the terms upon which the Notes are and are to be authenticated and delivered. This Note has been issued in respect of the series designated on the first page hereof in the aggregate principal amount of $173,000,000.

     Prior to the Release Date (as hereinafter defined), the Notes will be secured by first mortgage bonds (the "SENIOR NOTE FIRST MORTGAGE BONDS") delivered by the Company to the Trustee for the benefit of the Holders of the Notes, issued under the Indenture of Mortgage or Deed of Trust, dated June 15, 1937, from the Company to The Bank of New York, as successor trustee (the "MORTGAGE TRUSTEE"), as supplemented and modified (collectively, the "FIRST MORTGAGE"). Reference is made to the First Mortgage and the Indenture for a description of the rights of the Trustee as holder of the Senior Note First Mortgage Bonds, the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of first mortgage bonds, under the First Mortgage and the rights of the Company and of the Mortgage Trustee in respect thereof, the duties and immunities of the Mortgage Trustee and the terms and conditions upon which the Senior Note First Mortgage Bonds are secured and the circumstances under which additional first mortgage bonds may be issued.

     From and after such time as all first mortgage bonds (other than Senior Note First Mortgage Bonds) issued under the First Mortgage have been retired through payment, redemption or otherwise at, before or after the maturity thereof (the "Release Date"), the Senior Note First Mortgage Bonds shall cease to secure the Notes in any manner. In certain circumstances prior to the Release Date as provided in the Indenture, the Company is permitted to reduce the aggregate principal amount of a series of Senior Note First Mortgage Bonds held by the Trustee, but in no event prior to the Release Date to an amount less than the aggregate outstanding principal amount of the series of Notes initially issued contemporaneously with such Senior Note First Mortgage Bonds.

     Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date. Each Note issued upon transfer, exchange or substitution of such Note shall bear the Original Issue Date of such transferred, exchanged or substituted Note, as the case may be.

     All or a portion of the Notes of this Series may be redeemed at the option of the Company at any time or from time to time. The redemption price for the Notes of this Series to be redeemed on any redemption date will be equal to the greater of: (a) 100% of the principal amount of the Notes of this Series being redeemed on the redemption date; or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes of this Series being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 20 basis points, as determined by the Reference Treasury Dealer (as defined below); plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on Notes of this Series that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holder of this Note as of the close of business on the relevant Regular Record Date. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     The Company shall mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes of this Series to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes of this Series or portions thereof called for redemption.

     "ADJUSTED TREASURY RATE" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes of this Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes of this Series.

     "COMPARABLE TREASURY PRICE" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

     "REFERENCE TREASURY DEALER" means (A) Banc of America Securities LLC or Credit Suisse First Boston Corporation (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Trustee after consultation with the Company.

     "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third Business Day preceding such redemption date.

     Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months). If any Interest Payment Date or date on which the principal of this Note is required to be paid is not a Business Day, then payment of principal, premium, if any, or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Note is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Note is required to be paid.

     The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Notes (except for certain obligations including obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Notes on the dates such payments are due in accordance with the terms of the Notes.

     If an Event of Default shall occur and be continuing, the principal of and interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture and, upon such declaration, the Trustee shall demand the redemption of the Senior Note First Mortgage Bonds to the extent provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Noteholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Note.

     As set forth in and subject to the provisions of the Indenture, no Holder of any Notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Notes, the Holders of not less than a majority in principal amount of the outstanding Notes affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; provided that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

     No reference herein to the Indenture and to provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, places and rates and the coin or currency prescribed in the Indenture.

     As provided in the Indenture and subject to certain limitations therein set forth, this Note may be transferred only as permitted by the legend hereto and the provisions of the Indenture.

     The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles thereof.

     Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                           UNION ELECTRIC COMPANY


                                           By:      /s/ Warner L. Baxter
                                              ----------------------------------

                                           Title:   Senior Vice President
                                                 -------------------------------

                                           Attest:        /s/ G. L. Waters
                                                  ------------------------------

                                           Title:   Assistant Secretary
                                                 -------------------------------

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

Dated: August 22, 2002

This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

The Bank of New York, AS TRUSTEE

By:    /s/ Albert Lundy
   -----------------------------------
     AUTHORIZED SIGNATORY
     As Agent for The Bank of New York

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -- as tenants in common                 UNIF GIFT
                                                MIN ACT - ____ Custodian _______
                                                         (Cust)          (Minor)
TEN ENT -- as tenants by the
entireties                                      Under Uniform Gifts to Minors

JT TEN -- as joint tenants with right
of survivorship and not as tenants in
common                                          --------------------------------
                                                             State

                    Additional abbreviations may also be used
                          though not in the above list.

                              --------------------

               FOR VALUE RECEIVED the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   Please print or typewrite name and address
                      including postal zip code of assignee

----------------------------------------
the within note and all rights
thereunder, hereby irrevocably
constituting and appointing attorney to
transfer said note on the books of the
Company, with full power of substitution
in the premises.
Dated:
      ------------------------

                              -----------------------------------------------
                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                              Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program("MSP").

No. 1                                                               $173,000,000

                               ILL. C. C. No. 6226

 NOTWITHSTANDING ANY PROVISIONS HEREOF OR IN THE ORIGINAL INDENTURE THIS BOND IS NOT ASSIGNABLE OR TRANSFERABLE EXCEPT AS PERMITTED OR REQUIRED BY SECTION 4.04
  OF THE INDENTURE DATED AS OF AUGUST 15, 2002, BETWEEN UNION ELECTRIC COMPANY
                      AND THE BANK OF NEW YORK, AS TRUSTEE.

                             UNION ELECTRIC COMPANY
             (Incorporated under the laws of the State of Missouri)
                  First Mortgage Bonds, Senior Notes Series AA

     UNION ELECTRIC COMPANY, a corporation organized and existing under the laws of the State of Missouri (hereinafter called the "Company", which term shall include any successor corporation as defined in the Amended Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York, as trustee under the Senior Note Indenture hereinafter referred to, or registered assigns, the sum of ONE HUNDRED SEVENTY THREE MILLION Dollars, on the 1st day of September, 2012 in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon, in like coin or currency, at the rate of FIVE AND ONE QUARTER per centum (5.25%) per annum, payable semi-annually, on March 1 and September 1 in each year until maturity, commencing March 1, 2003, and at maturity or, if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Amended Indenture referred to on the reverse hereof. Such interest shall be payable from the March 1 or September 1, as the case may be, next preceding the date hereof to which interest has not been paid, unless the date hereof is a March 1 or September 1 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from August 22, 2002. The interest so payable will be paid to the person in whose name this Bond, or the Bond in exchange or substitution for which this Bond shall have been issued, shall have been registered at the close of business on the February 15 or August 15, as the case may be, next preceding the date of payment, subject to certain exceptions set forth in the Amended Indenture. The principal of, and interest and premium, if any, on, this Bond are payable, in immediately available funds, at the office of the Senior Note Trustee hereinafter referred to.

     Under an Indenture dated as of August 15, 2002 (the "Senior Note Indenture") between the Company and The Bank of New York, as trustee (the "Senior Note Trustee"), the Company will issue, concurrently with the issuance of this Bond, an issue of notes under the Senior Note Indenture entitled "5.25% Senior Secured Notes due 2012" (the "Senior Notes"). Pursuant to Article IV of the Senior Note Indenture, this Bond is issued to the Senior Note Trustee to secure any and all obligations of the Company under the Senior Notes and any other series of senior notes from time to time outstanding under the Senior Note Indenture. Payment of principal of, or premium, if any, or interest on, the Senior Notes shall constitute payments on this Bond as further provided herein and in the Supplemental Indenture dated August 15, 2002 pursuant to which this Bond has been issued (the "Supplemental Indenture").

     Upon any payment of the principal of, premium, if any, and interest on, all or any portion of the Senior Notes, whether at maturity or prior to maturity by redemption or otherwise or upon provision for the payment thereof having been made in accordance with Section 5.01(a) of the Senior Note Indenture, a principal amount of this Bond equal to the principal amount of such Senior Notes and having both a corresponding maturity date and interest rate shall, to the extent of such payment of principal, premium, if any, and interest, be deemed paid and the obligation of the Company thereunder to make such payment shall be discharged to such extent and, in the case of the payment of principal (and premium, if any), such bonds shall be surrendered to the Company for cancellation as provided in Section 4.08 of the Senior Note Indenture. The Trustee (as hereinafter defined) may at anytime and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and premium, if any, and interest on, the Senior Notes, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing sentence unless and until the Trustee shall have received a written notice from the Senior Note Trustee signed by one of its officers stating (i) that timely payment of principal, or premium or interest on, the Senior Notes has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Senior Note Trustee pursuant to the Senior Note Indenture, and (iii) the amount of the arrearage.

     For purposes of Section 4.09 of the Senior Note Indenture, this Bond shall be deemed to be the "Related Series of Senior Note First Mortgage Bonds" in respect of the Senior Notes.

     This Bond shall not be entitled to any benefit under the Amended Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York, the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, or an agent therefor, shall have signed the form of certificate endorsed hereon.

     The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, Union Electric Company has caused this Bond to be signed in its name by its Chairman of the Board or President or a Vice President by manual signature or a facsimile thereof, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary by manual signature or a facsimile thereof.

     Dated,

                                         UNION ELECTRIC COMPANY,


                                         By   /s/ Warner L. Baxter
                                           ---------------------------------
                                                  Senior Vice President

[CORPORATE SEAL]

Attest:
          /s/ G. L. Waters
------------------------------
Assistant Secretary

     This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Amended Indenture and Supplemental Indenture of August 15, 2002.


                                         THE BANK OF NEW YORK,
                                         as TRUSTEE


                                         By    /s/ Albert Lundy
                                           -------------------------------------
                                               Authorized Officer
                                               As Agent for The Bank of New York

                                [REVERSE OF BOND]
     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by the indenture of mortgage and deed of trust, dated June 15, 1937, executed by the Company to The Bank of New York (successor trustee to Bank of America, National Association, formerly Boatmen's Trust Company), as trustee (herein called the "Trustee"), as amended by indentures supplemental thereto dated May 1, 1941, April 1, 1971, February 1, 1974, July 7, 1980 and February 1, 2000,
between the Company and the Trustee (said mortgage and deed of trust, as so amended, being herein called the "Amended Indenture"), to which Amended Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Amended Indenture, modifications or alterations of the Amended Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 60% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Amended Indenture, and by an affirmative vote of not less than 60% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Amended Indenture are so affected. Additionally, the Company may amend the Amended Indenture, as supplemented, by an appropriate written consent of not less than 60% in aggregate principal amount of the Bonds outstanding without a meeting of such Bondholders. No such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Amended Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, Senior Notes Series AA" (herein called the "Bonds of this Series") of the Company, issued under and secured by the Amended Indenture and described in the indenture (hereinafter called the "New Supplemental Indenture") dated August 15, 2002, between the Company and the Trustee, supplemental to the Amended Indenture.

     The Bonds of this Series are not entitled to the benefit of any improvement, maintenance or analogous fund.

     This Bond is not redeemable except on the date, in the principal amount and for the redemption price that correspond to the redemption dates for, the principal amount to be redeemed of, and the redemption price for, the Senior Notes, and except upon written demand of the Senior Note Trustee following the occurrence of an event of default under the Senior Note Indenture and the acceleration of the Senior Notes, as provided in Section 8.01 of the Senior Note Indenture.

     In case an event of default, as defined in the Amended Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Amended Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Amended Indenture. The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond shall not be assignable or transferable except as permitted or required by Section 4.04 of the Senior Note Indenture. This Bond is exchangeable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the office of the Company in the City of St. Louis, Missouri, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor, without payment of any charge other than stamp taxes and other governmental charges incident thereto; and this Bond with or without others of like series, may in like manner be exchanged for one or more new Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Amended Indenture.

     As provided in Section 4.11 of the Senior Note Indenture, from and after the Release Date (as defined in the Senior Note Indenture), the obligations of the Company with respect to this Bond shall be deemed to be satisfied and discharged, this Bond shall cease to secure in any manner any Senior Notes outstanding under the Senior Note Indenture, and, pursuant to Section 4.08 of the Senior Note Indenture, the Senior Note Trustee shall forthwith deliver this Bond to the Company for cancellation.

     No recourse shall be had for the payment of the principal of, premium, if any, on or the interest on, this Bond, or for any claim based hereon or on the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.